Exhibit 10.88

THIRD AMENDMENT TO
AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP
OF
HOSPITALITY INVESTORS TRUST OPERATING PARTNERSHIP, L.P.

This THIRD AMENDMENT TO AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF HOSPITALITY INVESTORS TRUST OPERATING PARTNERSHIP, L.P. (the “Company”) is made as of December 29, 2017 (this “Amendment”), by HOSPITALITY INVESTORS TRUST, INC., a Maryland corporation, as general partner (the “General Partner”). Capitalized terms used but not otherwise defined in this Amendment shall have the meanings given to such terms in the Amended and Restated Agreement of Limited Partnership of the Partnership, dated as March 31, 2017 (as amended by the First Amendment thereto, dated as of July 3, 2017 and the Second Amendment thereto, dated as of September 29, 2017, and thereafter from time to time, the “Partnership Agreement”).

RECITALS:

WHEREAS, pursuant to Section 5.1(d) of the Partnership Agreement the Company issued PIK Distributions to the Initial Preferred LP on December 29, 2017;

WHEREAS, prior to the date hereof, the General Partner has completed the repurchase of 113,091.275 shares of Common Stock pursuant to a tender offer that expired in accordance with its terms on December 22, 2017, and such shares were cancelled and retired upon repurchase;

WHEREAS, the General Partner desires to amend the Partnership Agreement to amend and restate Exhibit A of the Partnership Agreement to accurately reflect at all times the information to be contained thereon; and

WHEREAS, pursuant to Sections 4.3(b), 4.5(a) and 14.1(a) of the Partnership Agreement, the General Partner is authorized to take such steps in its sole and absolute discretion.

NOW THEREFORE, in consideration of the premises made hereunder, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the General Partner, intending to be legally bound, hereby agrees as follows:

Section 1. Amendments.    Exhibit A of the Partnership Agreement is hereby amended and restated in its entirety in the form attached hereto as Exhibit A.

Section 2. Miscellaneous.

(a)Governing Law. This Amendment shall be construed and enforced in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of laws thereof.

(b)Ratification. The Partnership Agreement (as amended by this Amendment) shall continue to be in full force and effect and is hereby in all respects ratified and confirmed.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, has duly executed this Amendment as of the date and year first aforesaid.

GENERAL PARTNER:

HOSPITALITY INVESTORS TRUST, INC.

By:    /s/Jonathan P. Mehlman
Name: Jonathan P. Mehlman
Title: CEO and President

EXHIBIT A

Amended and Restated as of December 29, 2017
Partners' Contributions and Partnership Interests

Name and Address of Partner	Type of Interest	Type of Unit	Capital Contribution (Stated Value with respect to Class C Units)	Number of Partnership Units	Percentage Interest
Hospitality Investors Trust, Inc. (3950 University Drive, Fairfax, Virignia 22030)	General Partner Interest	GP Units	$ 200,000	8,888	0.02%
	Limited Partner Interest	OP Units	$825,283,883.89	39,496,853.725	99.98%

Brookfield Strategic Real Estate Partners II Hospitality REIT II LLC (250 Vesey Street, 15th Floor, New York, NY 10281)	Limited Partner Interest	Class C Units - Purchase Agreement	$135,000,000	9,152,542.37

		Class C Units - PIK Distributions	$5,241,406.64(1)	355,349.60	-

BSREP II Hospitality II Special GP OP LLC (250 Vesey Street, 15th Floor, New York, NY 10281)	Special General Partner Interest	None	None	N/A

(1)	The Stated Value of Class C Units issued as PIK Distributions will be $0 in certain circumstances pursuant to this Agreement.